UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2007

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2007, AAR CORP. (the “Company”) announced the appointment of Timothy J. Romenesko to the position of President and Chief Operating Officer effective June 1, 2007.  Mr. Romenesko, 49, currently serves as the Company’s Vice President, Chief Financial Officer and Treasurer.  David P. Storch, the Company’s current Chairman, President and Chief Executive Officer will continue to serve as the Company’s Chairman and Chief Executive Officer.

Mr. Romenesko has served as Vice President, Chief Financial Officer and Treasurer since 1994.  Previously, he served as Controller of the Company from 1991 to 1995, and in various other positions since joining the Company in 1981.

The Company also announced the appointment of Richard J. Poulton to the position of Vice President, Chief Financial Officer and Treasurer effective June 1, 2007.  Mr. Poulton, 41, currently serves as Vice President of Acquisitions and Strategic Investments.  Mr. Poulton joined the Company in September 2006.  Prior to joining AAR, he spent ten years in the aviation industry and held senior executive leadership positions with UAL Corporation, including Senior Vice President of Business Development and Senior Vice President and Chief Procurement Officer for United Airlines.

The terms of Mr. Romenesko’s and Mr. Poulton’s employment are currently under review.  When the terms are determined, an appropriate Form 8-K will be filed in accordance with the requirements of this Item.

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release issued by AAR CORP. on April 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President, Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by AAR CORP. on April 11, 2007 (filed herewith).